Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Under Armour Inc. of our report dated May 24, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Under Armour Inc.’s Annual Report on Form 10-K for the year ended March 31, 2023.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 20, 2023